SCHEDULE 14A INFORMATION
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SIERRA PACIFIC RESOURCES

(Name of Registrant as Specified In Its Charter)

N/A

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Walter M. Higgins
Chairman, President

and Chief Executive Officer	March 31, 2005
To Our Stockholders:
      On behalf of the Board of Directors, I am pleased to invite you to attend the 2005 Annual Meeting of the Stockholders of Sierra Pacific Resources, which will be held at 10:00 a.m., Pacific Standard time, on Monday, May 2, 2005, at Texas Station Gambling Hall & Hotel, 2101 Texas Star Lane, Las Vegas, Nevada. The formal notice of the Annual Meeting is set forth on the next page.
      The matters to be acted upon at the meeting are described in the attached Proxy Statement. During the meeting, you and other stockholders will have the opportunity to ask questions and comment on the Company’s operations. Directors, officers, and other employees of the Company will be available to visit with you before and after the formal meeting to answer whatever questions you may have. In addition to the matters set forth herein, we will also discuss 2004 financial results and the steps we have taken to deal with the several financial and regulatory challenges we have faced during the past year. Refreshments will be provided before and after the meeting.
      Your views and opinions are very important to the Company. Whether or not you are able to be present at the Annual Meeting, we would appreciate it if you would please review the enclosed Annual Report and Proxy Statement. Regardless of the number of shares you own, please execute your proxy card and promptly return it to us in the enclosed postage-paid envelope.
      We greatly appreciate the interest expressed by our stockholders, and we are pleased that in the past so many of you have voted your shares either in person or by proxy. We hope that you will continue to do so and urge you to execute and return your proxy card as soon as possible.

Sincerely,

SIERRA PACIFIC RESOURCES
6100 Neil Road
Reno, Nevada 89511
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 2, 2005

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sierra Pacific Resources will be held at Texas Station Gambling Hall & Hotel, 2101 Texas Star Lane, Las Vegas, Nevada, on Monday, May 2, 2005, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.	To elect four (4) members of the Board of Directors to serve until the Annual Meeting in 2008, and until their successors are elected and qualified;

2.	To consider whether to adopt a shareholder proposal requesting Directors to redeem any active poison pill unless such poison pill is approved by the affirmative vote of the holders of a majority of shares present and voting as a separate ballot item, to be held as soon as may be practicable; and

3.	To transact such other business as may properly come before the meeting, and any or all adjournments thereof;
all as set forth in the Proxy Solicitation Statement accompanying this notice.
      Only holders of record of Common Stock at the close of business on March 18, 2005, will be entitled to vote at the meeting, and any or all adjournments thereof. The transfer books will not be closed.
      Your continued interest as a stockholder in the affairs of your Company, its growth, and development is greatly appreciated by the Directors, officers, and employees who serve you.

On Behalf of the Board of Directors

ERNEST E. EAST, Secretary
DATED: March 31, 2005
IF YOU ARE A HOLDER OF COMMON STOCK OF THE COMPANY AND DO NOT EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE READ THE ACCOMPANYING PROXY STATEMENT, THEN MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS EARLY AS POSSIBLE.
We thank you for your cooperation.

Mailing Address:	P.O. Box 30150
Reno, Nevada 89520-3150

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
General
STOCK OUTSTANDING AND VOTING RIGHTS
PROPOSAL NUMBER ONE ELECTION OF DIRECTORS
PROPOSAL NUMBER TWO SHAREHOLDER PROPOSAL
DIRECTOR COMPENSATION
BOARD AND COMMITTEE MEETINGS
SUMMARY COMPENSATION TABLE
OWNERSHIP OF STOCK BY DIRECTORS, NOMINEES FOR DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN*
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
DISCRETIONARY AUTHORITY
STOCKHOLDERS PROPOSALS
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
ANNUAL REPORT

SIERRA PACIFIC RESOURCES
6100 Neil Road
Reno, Nevada 89511
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

General
      This proxy statement is furnished to the holders of Common Stock of Sierra Pacific Resources (hereinafter referred to as the “Company” or “SPR”) in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held on Monday, May 2, 2005, beginning at 10:00 a.m. Pacific Standard Time, at Texas Station Gambling Hall & Hotel, 2101 Texas Star Lane, Las Vegas, Nevada. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Every properly signed proxy, not revoked, will be voted.
      A person executing the enclosed proxy has the power to revoke it at any time before it is exercised at the meeting by giving written notice to the Secretary of the Company, by sending a later-dated proxy, or by revoking it in person at the meeting. Your attendance at the Annual Meeting alone will not revoke your proxy.
      The Company will bear the cost of solicitation of proxies by management, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock. In addition to the use of mail, proxies may be solicited by personal interview, by telephone, by facsimile or electronic medium, or by certain employees without compensation. Morrow & Co., Inc., will assist in the solicitation of proxies at an estimated cost of $7,500, plus expenses. The proxy statement and the enclosed proxy will first be sent to Stockholders on or about March 31, 2005.
STOCK OUTSTANDING AND VOTING RIGHTS
      Only holders of Common Stock of record on the stock transfer books of the Company at the close of business on March 18, 2005 (the “record date”) will be entitled to vote at the meeting. There were 117,542,036 shares of Common Stock outstanding on the record date. Each share of Common Stock is entitled to one vote. Under the Company’s By-Laws, a majority of the shares issued and outstanding and entitled to vote will constitute a quorum, and a majority of the voting power of shares represented at the meeting will be sufficient to elect Directors, and to approve a shareholder proposal recommending that the Board redeem any active poison pill (shareholder rights plan) unless such poison pill is approved by a majority of the shares voting as a separate ballot item. Abstentions and broker non-votes will be counted for purposes of determining a quorum and the number of shares which will constitute a majority of the voting power represented at the meeting.
      The Company will report the voting results in our quarterly report on Form  10-Q for the second quarter of 2005, which we expect to file with the Securities and Exchange Commission, or SEC, on or before August 9, 2005.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS
      The Board has determined that all directors except Mr. Walter Higgins, who serves as Chief Executive Officer of the Company, meet the independence requirements under the New York Stock Exchange’s listing standards (the “Listing Standards”) and qualify as “independent directors” under those Listing Standards. All Directors elected at the meeting will serve a three-year term ending at the Annual Meeting in 2008, and until their successors are elected and qualified. The shares represented by the enclosed proxy will be voted to elect the Nominees listed below unless such authority has been withheld. If any Nominee becomes unavailable for any reason, which is not anticipated, the shares represented by the enclosed proxy may be voted for such other persons as may be selected by the Board of Directors of the Company, unless authority to vote for the nominee has been withheld. The affirmative vote of a majority of the voting power represented at the Annual Meeting will be necessary to elect each Nominee. Abstentions and broker non-votes will have the practical effect of withholding authority with respect to a Nominee. It has been the Company’s past practice, which is expected to continue, that all Directors shall personally attend the Annual Meeting of Shareholders and shall be available to meet and converse with shareholders in attendance.
      The following information is furnished with respect to each Nominee for election as a Director and for each Director whose term of office will continue after the meeting.
NOMINEES FOR ELECTION FOR A TERM OF THREE YEARS EXPIRING IN 2008

Name of Director		Principal Occupation	Director
And Nominee	Age	During Last 5 Years; Directorships	Since

Joseph B. Anderson, Jr.	62	Chairman and CEO of TAG Holdings, LLC. Member of the Board of the Beaumont Foundation, Quaker Chemical Corporation, the Board of Governors of the Center for Creative Leadership, and the Board of Trustees of Kettering University and the National Recreation Foundation.	2005
Krestine M. Corbin	66	President and Chief Executive Officer of Sierra Machinery Incorporated since 1984 and a Director of that company since 1980.	1989
Philip G. Satre	55	Retired January 1, 2005, as Chairman of the Board, Harrah’s Entertainment, Inc.; Director of the National Center for Responsible Gaming, the Nevada Cancer Institute, and TABCORP Holdings Limited (Australia). He is a Trustee of The National D-Day Museum Foundation and the UC Davis School of Law Alumni Association Board.	2005
Clyde T. Turner	66	Chairman and CEO of Turner Investments, Ltd., a general-purpose investment company since 1998 and several special-purpose real estate development companies known as Spectrum Companies in Las Vegas, Nevada. Chairman and CEO of Mandalay Bay Group from 1994-1998. He is also a Director of St. Rose Dominican Hospital and CapCure.	2001

DIRECTORS WHOSE TERM EXPIRES IN 2006

Name of Director		Principal Occupation	Director
And Nominee	Age	During Last 5 Years; Directorships	Since

Mary Lee Coleman	66	President, Coleman Enterprises. She also serves on the Board of First Dental Health Inc.	1980
T.J. Day	54	Chairman, Dacole Company, an investment firm. Former Senior Partner, Hale Day Gallagher, a real estate brokerage and investment company. He is also a Director of the W.M. Keck Foundation, the Boy Scouts of America, Nevada Area Council, and the Reno Air Race Association.	1987
Jerry E. Herbst	66	Chief Executive Officer of Terrible Herbst, Inc., since 1968.	1990
DIRECTORS WHOSE TERM EXPIRES IN 2007

Name of Director		Principal Occupation	Director
And Nominee	Age	During Last 5 Years; Directorships	Since

James R. Donnelley	68	Director and past Chairman, PMP, Inc., a publishing/ distribution company since 1992. Partner, Stet & Query, Ltd., a family-owned investment company. Director and retired Vice Chairman of the Board of R.R. Donnelley & Sons Company from 1990-2000. He is also Chairman of the Board of National Merit Scholarship Corporation.	1987
Walter M. Higgins	59	Chairman, President and Chief Executive Officer of the Company since August 8, 2000. Chairman, President and Chief Executive Officer of AGL Resources, Inc., from January 1998 to August 2000. Chairman, President and Chief Executive Officer of the Company from January 4, 1994, to January 14, 1998. He served as President and Chief Operating Officer of Louisville Gas and Electric Company from 1991 to November 1993. He is also a Director of Aegis Insurance Services, Inc., the American Gas Association, the Edison Electric Institute, Western Energy Institute, and several not-for-profit organizations.	2000
John F. O’Reilly	58	Chairman and Chief Executive Officer of the law firm of O’Reilly & Ferrario, LLC. Chairman and an officer and/or Board member of various family-owned business entities and related investments and businesses. He serves as a Trustee of Loyola Marymount University, a Director of the Community Board of Wells Fargo Bank Nevada, N.A., UNLV Foundation, Nevada Development Authority, Advisory Board of Boys and Girls Clubs of Las Vegas, a member of the Las Vegas Chamber of Commerce Government Affairs Committee, and is involved in various other capacities in other not-for-profit organizations, including Vision 2020, on which he serves as Chairman/CEO and Board member.	1995

      All Directors of Sierra Pacific Resources are Directors of its wholly owned subsidiaries, Sierra Pacific Power Company and Nevada Power Company.
      The Board of Directors recommends that you vote FOR the election of the nominees.
PROPOSAL NUMBER TWO
SHAREHOLDER PROPOSAL
      Chris Rossi, P.O. Box 249, Boonville, California 95415, owner of 1,000 shares of the Company’s common stock, has advised the Company that he intends to submit the following proposal, which is submitted verbatim below, for action at the Annual Meeting.

RESOLVED, the shareholders of our company request our Board of Directors to redeem any active poison pill, unless such poison pill is approved by the affirmative vote of holders of a majority of shares present and voting as a separate ballot item, to be held as soon as may be practicable.
SUPPORTING STATEMENT OF MR. ROSSI
73% Yes-Vote
      This topic won an impressive level of support at our company — 73% yes-vote in 2004 based on yes and no votes. The Council of Institutional Investors (www.cii.org) formally recommends adoption of this proposal topic. This topic also won a 61% yes-vote at 50 major companies in 2004.
Pills Entrench Current Management
      “They [poison pills] entrench the current management, even when it’s doing a poor job. They [poison pills] water down shareholders’ votes and deprive them of a meaningful voice in corporate affairs.” “Take on the Street” by Arthur Levitt, SEC Chairman, 1993-2001, page 215.
Poison Pill Negative
      “That’s the key negative of poison pills — instead of protecting investors, they can also preserve the interests of management deadwood as well.” Morningstar.com, August 15, 2003
The Potential of a Tender Offer Can Motivate Our Directors
      Hectoring directors to act more independently is a poor substitute for the bracing possibility that shareholders could sell the company out from under its present management. Wall Street Journal, Feb. 24, 2003.
Like A Dictator
      ‘[Poison pill] That’s akin to the argument of a benevolent dictator, who says, “Give up more of your freedom and I’ll take care of you,”’ T.J. Dermot Dunphy, CEO of Sealed Air (NYSE) for 25 years.
Advancement Begins with a First Step
      I believe that it is important to take at least the above RESOLVED step to improve our corporate governance standards since our governance standards were not impeccable. For instance in 2004 it was reported:

•	Directors stand for election only once in 3-years — accountability concern.

•	To make certain key changes shareholders must produce a 67% vote — entrenchment concern.

•	The / Nomination/ Governance Committee met only one-time in a full year.

•	Four directors each had 15 to 24 years tenure — independence concern.

•	Directors with 15 and 17 years tenure were allowed to serve on the key audit committee — independence concern.
Shareholder proposal text to address some of these topics can be found on the internet and with minor editing can be submitted to our company for the next annual meeting.
Stock Value
      I believe that a poison pill makes our company difficult to sell — that our stock has less value.
Redeem or Vote Poison Pill
Yes on 2
COMPANY STATEMENT IN OPPOSITION TO PROPOSAL
      Mr. Rossi’s proposal requests that the Board of Directors terminate the shareholder rights plan by redeeming all rights attached to all shares unless the plan receives approval from a majority vote of shareholders on a separate ballot item. A similar proposal from Mr. Rossi was passed by shareholders at last year’s annual meeting. Since that time the board evaluated the plan to determine whether it continued to provide any benefit to shareholders. After careful consideration, the Board concluded that it is in the best interests of shareholders to continue the Plan in accordance with its terms until it expires in 2009.
      The purpose of the Plan is to protect shareholders from hostile takeover attempts. In the event of a takeover attempt the Plan makes it more likely that the board will have sufficient time to carefully evaluate the adequacy of any offer from both a short term and long term value standpoint, and, in the exercise of its fiduciary duties, determine whether any offer is truly in the best interests of shareholders. The plan also provides the board with a meaningful opportunity to negotiate with any potential acquirer and to explore other alternatives, all with a view to increasing shareholder value. The Plan does not prevent a potential acquirer from making a legitimate offer on price and terms that provide fair value to all shareholders on equal terms. It does, however, deter abusive and unfair takeover tactics, such as partial or two-tiered offers, or creeping stock acquisitions which can diminish shareholder value or otherwise discriminate among shareholders.
      The Company’s Board is comprised of almost exclusively outside independent directors (9 out of 10). Thus, contrary to Mr. Rossi’s statement in support of the proposal, the Rights Plan is not a means to entrench current management. Furthermore, the Company’s compensation plan for outside directors is predominantly stock based (compensation is principally paid in stock). Thus, the interests of outside directors are closely aligned with the interests of all shareholders.
      Studies show that hostile takeover defenses, such as Rights Plans, are positively correlated with company performance and results, including superior three, five and ten year returns and stronger profitability. In addition, it has been empirically demonstrated that companies with Right’s Plans received takeover premiums on average 8 percentage points higher than premiums paid for target companies without rights plans. It has also been empirically demonstrated that the takeover rate for companies with rights plans and those without rights plans is statistically insignificant. Thus, the evidence shows that rights plans do not deter legitimate offers and because they strengthen the Board’s ability to negotiate with potential acquirers, they increase shareholder value. For these and other reasons your board, after careful consideration of the matter, has concluded that the current Rights Plan protects and promotes the interests of all shareholders and therefore recommends against the proposal. Because Mr. Rossi’s proposal is only a recommendation to the Board, approval by shareholders would not effectuate the changes proposed.
      The Board of Directors unanimously recommends AGAINST the proposal.

DIRECTOR COMPENSATION
      Each Non-Employee Director is paid an annual retainer of $57,000. In keeping with the Board’s policy to tie management and Director compensation to overall Company performance and to increase Director share ownership, the Non-Employee Director Stock Plan (“Plan”) approved by Shareholders in 1992 and reaffirmed by Shareholders in 2003 requires that a minimum of $35,000 of the annual retainer be paid in Common Stock of the Company. In accordance with the terms of the Plan, several Non-Employee Directors regularly elect to receive an even greater percentage in stock. The reason for instituting a minimum amount of annual retainer that Directors must take in Company Stock is to ensure that all Directors will hold a minimum of $100,000 worth of Company Stock after their first three-year term in office.
      In addition to the annual retainer, Non-Employee Directors of the Company, its subsidiaries, and members of Board committees (other than the Audit Committee) are paid $1,200 for each Board or Committee meeting attended, not to exceed two meeting fees per day regardless of the number of meetings attended. Members of the Audit Committee are paid $1,500 per meeting of the Audit Committee. Directors also receive a full or partial fee (depending on distance) for travel to attend meetings away from the Director’s home. In consideration of their additional responsibility and time commitments, Non-Employee Directors serving as Committee Chairpersons are also paid an additional $1,000 quarterly, except for the Audit Committee Chair, who receives $2,500 quarterly in consideration for the considerable duties now imposed by that office.
      The Company’s Retirement Plan for Outside Directors, adopted March 6, 1987, was terminated on June 25, 1996. The actuarial value of the vested benefit as of May 20, 1996, for each Director was converted into “phantom stock” of the Company at its fair market value on that day. The “phantom stock” is held in an account to be paid at the time of the Director’s departure from the Board, either in stock or cash at the discretion of the Board. All “phantom stock” earns dividends at the same rate as listed stock from the date of conversion and is deemed reinvested in additional shares at the price of the stock on the dividend payment date.
BOARD AND COMMITTEE MEETINGS
      The Board of Directors maintains the following committees: Audit, Compensation, Corporate and Civic Responsibility, Nominating and Governance, and Planning and Finance. The Board also establishes ad hoc committees for specific projects when required.
      The Audit Committee was established in July 1992 to review and confer with the Company’s independent auditors and to review the Company’s internal auditing program and procedures and its financial statements to ensure that the Company’s operations and financial reporting are in compliance with all applicable laws, regulations, and Company policies. The Directors presently serving on the Audit Committee, all of whom are “independent,” are Mr. Turner (Chair), Ms. Corbin, and Messrs. Donnelley and O’Reilly. The Audit Committee met five times in 2004. As discussed in the Report of the Audit Committee to Shareholders below, the membership and structure of the Audit Committee and its governing documents satisfy all requirements of the SEC and the NYSE.
      The Compensation Committee, formerly called the Human Resources Committee, was formed in July 1999 and assumed the duties of a pre-existing Compensation and Organization Committee, which was originally formed in 1991. This Committee reviews Director and executive performance, and reviews and recommends to the Board any changes in Directors’ fees and compensation for all officers and executives of the Company. The Committee also oversees the Company’s pension and 401(k) benefit plans and monitors and oversees the appointment and discharge of plan money managers. It also reviews and discharges the fiduciary duties delegated by the Board to the Committee under the Company’s benefit plans. Pursuant to New York Stock Exchange rules, the Committee’s charter is posted on the Company’s website at www.sierrapacificresources.com. The Directors presently serving on the Compensation Committee are Mr. Donnelley (Chair), Ms. Coleman, and Messrs. Anderson, Day, Herbst, and Satre. The Compensation Committee met

four times in 2004. All members of the Compensation Committee are independent as defined in Sections 303A of the New York Stock Exchange Listed Company Manual. No member of the Committee has any relationship with the Company that might interfere with the exercise of independent judgment or overall independence from management of the Company.
      The Corporate and Civic Responsibility Committee was formed in July 1999 and, among other things, assumed the duties of the previous Environmental Committee, which was established in 1992. Among its other duties, this Committee oversees the Company’s environmental policy and performance and provides guidance to executive management on environmental issues as well as overseeing all other aspects of corporate compliance with applicable law, business standards of conduct, corporate giving, and legislative and governmental affairs. The Directors presently serving on the Corporate and Civic Responsibility Committee are Mr. Day (Chair), Mses. Coleman and Corbin, and Messrs. Anderson, Donnelley, Higgins, and Satre. The Corporate and Civic Responsibility Committee met three times in 2004.
      The Nominating and Governance Committee, which was formed in August 2003, assumed certain duties formerly discharged by the Human Resources Committee. All members of the Nominating and Governance Committee are independent as defined in Section 303A of the York Stock Exchange Listed Company Manual. No member of the Committee has any relationship with the Company that might interfere with the exercise of independent judgment or overall independence from management of the Company. This Committee considers nominations to the Board of Directors as recommended by or from a variety of sources, including Board members, senior management, community and business leaders, and search agencies to whom it has paid in the past and will continue to pay a fee. Although the Board has not established any absolute prerequisites for membership, in seeking new Directors the Board values diversity, general business acumen, knowledge, and experience, specialized knowledge or experience in our industry, and general familiarity with finance and accounting. The Committee also considers candidates recommended by Stockholders. To be considered, nominations must be submitted in writing to the Committee in care of the Secretary of the Company within the time frame fixed by the Company’s Bylaws as reported in this proxy. Any shareholder submitting a recommendation should include as much information as he or she deems appropriate for consideration by the Committee. The Secretary will then submit the recommendation to the Committee for consideration at or before the time the Committee makes its recommendations to the Board for nominees for the next Annual Meeting of Shareholders. The Committee also recommends appointments of Directors to Board Committees and reviews plans for management succession. Pursuant to New York Stock Exchange rules, the Committee’s Charter, Code of Business Conduct, and the Corporate Governance Guidelines are posted on the Company’s website at www.sierrapacificresources.com. The Directors presently serving on the Nominating and Governance Committee are Mr. Herbst (Chair), Ms. Coleman, and Messrs. Anderson, Day, Satre, and Turner. The Nominating and Governance Committee met four times in 2004. No institutional stockholder or group of stockholders put forward any nominees for director.
      The Planning and Finance Committee was formed in July 1999. This Committee reviews and recommends to the Board the long-range goals of the parent and subsidiary companies, and the type and amount of financing necessary to meet those goals. The Directors presently serving on the Planning and Finance Committee are Mr. O’Reilly (Chair), Ms. Corbin, and Messrs. Herbst, Higgins, and Turner. The Planning and Finance Committee met five times in 2004.

      There were four regularly scheduled and five special meetings of the Board of Directors during 2004. The aggregate meeting attendance of all members of the Board was 95% for Board and Committee meetings, and no Director attended less than 75% of all meetings of the Board of Directors or 75% of all Committees on which he or she served. Non-management Directors meet at regularly scheduled and unscheduled Executive Sessions during Board meetings without management present. James Donnelley, an independent Director, was selected by the Board to preside over these Executive Sessions. Shareholders are free to contact or communicate with Directors in accordance with the procedures laid out at the end of this proxy, in the section entitled “Shareholder Communications with the Board.”

SUMMARY COMPENSATION TABLE
      The following table sets forth information about the compensation of the Chief Executive Officer and each of the four most highly compensated officers for services in all capacities to SPR and its subsidiaries.

		Annual Compensation			Long-Term Compensation

					Awards		Payout

						Securities
					Restricted	Underlying
				Other Annual	Stock	Options/	LTIP	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Awards($)	SARs(#)	Payouts($)	Compensation($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(2)	(g)	(h)	(i)(3)

Walter M. Higgins	2004	$646,538	$520,041	$75,344	$—	—	$1,324,302	$108,795
Chairman of the Board,	2003	$640,385	$325,500	$91,753	$837,540	—	$—	$472,830
President, and Chief	2002	$590,000	$—	$98,254	$—	123,900	$—	$188,218
Executive Officer
Michael W. Yackira	2004	$343,139	$185,000		$—	—	$—	$24,945
Corporate Executive	2003	$276,923	$120,000		$248,384	30,000	$—	$256,257
Vice President, Chief
Financial Officer
Donald L. Shalmy	2004	$300,000	$150,000		$—	—	$—	$21,535
Corporate Sr. Vice	2003	$311,539	$120,000		$250,424	—	$—	$21,089
President, Policy and	2002	$166,154	$—			25,000	$—	$29,645
External Affairs
Jeffrey L. Ceccarelli	2004	$263,269	$142,000		$—	—	$48,420	$31,265
Corporate Sr. Vice	2003	$257,308	$110,000		$223,146	—	$—	$23,901
President, Service Delivery	2002	$230,000	$—		$—	34,500	$—	$21,999
and Operations
Roberto R. Denis	2004	$268,846	$131,000		$—	—	$—	$24,860
Corporate Sr. Vice	2003	$100,000	$—		$203,080	25,000	$—	$206,806
President, Generation and
Energy Supply

(1)	The table below shows executive perquisites for Mr. Higgins under Other Annual Compensation which exceed 25% of his total perquisites included in column (e).

Walter M.
Description	Higgins

Cash in lieu of Forgone Vacation	$45,344
Tax, Memberships, Automobile & Other	$30,000

(2)	Restricted Stock Grants:

•	The restricted stock grants listed below which are entitled to dividend equivalents were issued in 2003 to the named executives at a grant price of $6.60 per share. The shares vest over a four-year period, with one third vesting in each of the years ending December 31, 2004, 2005, and 2006. The value of the vested and unvested grants remaining at December 31, 2004, is calculated using the closing price of the Company’s common stock as listed on the NYSE on December 31, 2004, of $10.50.

		Value at
	Shares	December 31,
Name	Granted(#)	2004($)

Walter C. Higgins	126,900	$1,332,450
Michael W. Yackira	37,634	$395,157
Donald L. Shalmy	37,943	$398,402
Jeffrey L. Ceccarelli	33,810	$355,005
Roberto R. Denis	22,800	$239,400

•	Upon his hire in 2003, Mr. Denis was awarded a grant of 10,000 restricted shares at a grant price of $5.26 per share. The shares vest in equal annual installments over a three-year period. In accordance with the vesting schedule, the value of the remaining 6,667 shares was $70,004 at $10.50 per share, which was the closing price of the Company’s common stock as listed on the NYSE on December 31, 2004.

(3)	Amounts for All Other Compensation include the following for 2004:

	Walter M.	Michael W.	Donald L.	Jeffrey L.	Roberto R.
Description	Higgins	Yackira	Shalmy	Ceccarelli	Denis

Company contributions to the 401k deferred compensation plan	$12,300	$12,000	$10,708	$12,000	$12,000
Company paid portion of Medical/ Dental/ Vision Benefits	$10,335	$10,335	$3,737	$10,335	$9,801
Imputed income on group term life insurance premiums paid by SPR	$5,544	$1,249	$3,168	$897	$1,754
Insurance premiums paid for executive term life policies	$3,724	$1,361	$3,922	$1,033	$1,305
Housing Allowance				$76,892	$7,000
Total	$108,795	$24,945	$21,535	$31,265	$24,860
Options/ SAR Grants in Last Fiscal Year
      In 2004, there were no grants of options made to the named executive officers of SPR.
Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values
      The following table provides information as to the value of the options held by the named executive officers at year-end measured in terms of the closing price of Sierra Pacific Resources common stock on December 31, 2004:

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Options/ SARs at		Options/ SARs at
Name	Fiscal Year-End		Fiscal Year-End
(a)	(b)		(c)

	Exercisable	Unexercisable	Exercisable	Unexercisable

Walter M. Higgins	634,030	—	$—	$—
Michael W. Yackira	30,000	—	$133,500	$—
Donald L. Shalmy	25,000	—	$99,500	$—
Jeffrey L. Ceccarelli	83,150	—	$—	$—
Roberto R. Denis	25,000	—	$131,000	$—

(c)	Pre-tax value of in-the-money options based on December 31, 2004, closing trading price of $10.50, less the option exercise price.
Long-Term Incentive Plans
      The executive Long-Term Incentive Plan (LTIP), which was approved by shareholders in 1994 and renewed by shareholders in the merger of SPR and NPC in 1999, expired at the end of 2003. Because of its long-term success in motivating management and tying executive compensation to long-term shareholder value and overall corporate performance, the Board adopted a new LTIP, with substantially the same terms and conditions, for an additional ten years beginning in 2004; the shareholders approved the renewal of the LTIP in 2004. The LTIP provides for the granting of a wide variety of long-term incentive compensation, including stock options (both nonqualified and qualified), stock appreciation rights (SARs), restricted stock, performance units, performance shares, bonus stock, incentive stock and cash, to participating employees as an incentive for outstanding performance. Incentive compensation is based on the achievement of pre-established goals for SPR. Goals are established by the Board prior to the performance period in question, and are based on criteria which the Board, in its discretion, determines will best promote or enhance shareholder value and the overall interests of the corporation.
      In January 2004, the Board granted the named executive officers 130,789 performance shares subject to and conditioned on shareholders renewing the LTIP at the 2004 annual meeting of shareholders. The specific grants to the named executive officers appear opposite their respective names in the table below, together with the payout period, threshold, and maximum levels of possible award under the grant. The grants were earned based on performance criteria, which include financial, operational, and customer service measures established by the Board in January 2004, over a performance period ending on December 31, 2004. The grants were also subject to adjustment based on the level of achievement of these performance measures; however, no officer is entitled to any part of the award unless he or she remains in the employment of the company until December 31, 2006.
      Mr. Higgins did not receive a grant of performance shares under the plan described above. However, his employment contract provides for incentives in the form of an opportunity to earn 600,000 shares of Company stock based on company performance over a six-year period commencing September 26, 2003. Under the terms of his contract, this incentive, which was originally in the form of phantom stock, was converted to performance shares at the time the LTIP was approved by shareholders in May 2004. Mr. Higgins earned 148,600 shares during 2004, the value of which is reflected in column (h) of the Summary Compensation Table. The amount reflected under column (h) for Mr. Ceccarelli represents an LTIP award deferred from a prior period and paid in 2004.

	Number of	Performance or	Future Payouts Under
	Shares, Units	Other Period	Non-Stock Price-Based Plans
	or Other	Until Maturation
Name	Rights	or Payout	Threshold(#)	Maximum(#)
(a)	(b)	(c)	(d)	(e)

Walter M. Higgins	451,400	2009	451,400	451,400
Michael W. Yackira	37,547	2006	N/A	39,894
Donald L. Shalmy	37,547	2006	N/A	39,894
Jeffrey L. Ceccarelli	31,289	2006	N/A	33,245
Roberto R. Denis	24,406	2006	N/A	25,931
      Other restricted stock grants are detailed in the footnotes to the “Summary Compensation Table.”

Pension Plans
      The following table shows annual benefits payable on retirement at normal retirement age 65 to elected officers under SPR’s qualified and non-qualified defined benefit plans based on various levels of remuneration and years of service which may exist at the time of retirement. The amounts below are based upon a maximum benefit of 60% of final average earnings used under the Supplemental Executive Retirement Plan. This maximum is reduced to 50% for any Officer who became a participant after November 1, 1999.

Highest
Average	Annual Benefits for Years of Service Indicated
Five-Years
Remuneration	15 Years	20 Years	25 Years	30 Years	35 Years

$ 60,000	$27,000	$31,500	$36,000	$36,000	$36,000
$120,000	$54,000	$63,000	$72,000	$72,000	$72,000
$180,000	$81,000	$94,500	$108,000	$108,000	$108,000
$240,000	$108,000	$126,000	$144,000	$144,000	$144,000
$300,000	$135,000	$157,500	$180,000	$180,000	$180,000
$360,000	$162,000	$189,000	$216,000	$216,000	$216,000
$420,000	$189,000	$220,500	$252,000	$252,000	$252,000
$480,000	$216,000	$252,000	$288,000	$288,000	$288,000
$540,000	$243,000	$283,500	$324,000	$324,000	$324,000
$600,000	$270,000	$315,000	$360,000	$360,000	$360,000
$660,000	$297,000	$346,500	$396,000	$396,000	$396,000
$720,000	$324,000	$378,000	$432,000	$432,000	$432,000
      SPR’s noncontributory qualified retirement plan provides retirement benefits to eligible employees upon retirement at a specified age. Annual benefits payable are determined by a formula based on years of service and final average earnings consisting of base salary and annual incentive compensation. Remuneration for the named executives is the amount shown in columns (c) and (d) of the Summary Compensation Table. Pension costs of the retirement plan, to which SPR contributes 100% of the funding, are not and cannot be readily allocated to individual employees and are not subject to Social Security or other offsets.
      The years of credited service under the qualified retirement plan for the named executives are as follows: Mr. Higgins 8.5, Mr. Shalmy 2.6 (not vested), Mr. Yackira 1.9 (not vested), Mr. Ceccarelli 29.3 (maximum vesting is 25 years), and Mr. Denis 1.3.
      A supplemental executive retirement plan (SERP) and a restoration plan are also offered to the named executive officers. The SERP is intended to ensure the payment of a competitive level of retirement income to attract, retain and motivate selected executives. The Restoration Plan is intended to provide benefits to executive officers whose benefits cannot be paid under the qualified plan because of salary deferrals to the Non-Qualified Deferred Compensation Plan, IRS limitations on compensation that can be recognized by a qualified plan, and IRS limitations on benefits payable from a qualified plan.
      The years of credited service under the non-qualified SERP are as follows: Mr. Higgins 13.4, Mr. Shalmy 2.6 (not vested), Mr. Yackira 1.9 (not vested), Mr. Ceccarelli 29.3 (maximum vesting is 25 years), and Mr. Denis 1.3.
Severance Arrangements
      Individual change of control severance allowance plans exist for the named executive officers which provide for severance pay, payable in a lump sum, if within 24 months after a change in control of SPR, there is a termination of employment by SPR or a termination of employment by the employee for good reason, in each case as described in the plans. In these circumstances, officers are entitled to a severance allowance not to exceed an amount equal to 24 or 36 months of the officer’s base salary and any bonus and the continuation for up to 24 or 36 months of participation in SPR’s group medical and life insurance plans, and certain other benefits. Change in control is defined in the plans as, among other things, a dissolution or liquidation, a reorganization, merger or consolidation in which SPR is not the surviving corporation, the sale of all or substantially all the assets of SPR, or the acquisition by any person or entity of 30% or more of the voting power of SPR, or except in the case of Mr. Higgins, a sale or disposition of either NPC or SPPC. See Exhibits to 2004 Form 10-K for the Employment Agreement for Walter M. Higgins, which contains severance arrangements applicable to him.
OWNERSHIP OF STOCK BY DIRECTORS, NOMINEES
FOR DIRECTORS, EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS
      The following table indicates the shares owned by the only investors known to Sierra Pacific Resources, to own or control more than 5 percent of any class of its voting stock as of March 1, 2004, based solely on reports on Form 13G filed with the Securities and Exchange Commission.

		Shares
		Beneficially		Percent of
Title of Class	Name and Address of Beneficial Owner	Owned		Class

Common Stock	Marsh & McLennan Companies, Inc.* 1166 Avenue of the Americas New York, NY 10036	11,403,931		9.7%
Common Stock	Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	6,637,432		5.7%
Common Stock	Shapiro Capital Management Company 3060 Peachtree Road, NW, Suite 1555 Atlanta, GA 30305	10,396,100		8.87%
Common Stock	Boston Partners Asset Management, LLC 28 State Street, 20th Floor Boston, MA 02109	6,921,600		5.89%
Common Stock	Canyon Capital Advisors LLC 9665 Wilshire Blvd. Suite 200 Beverly Hills, CA 90212	10,958,854	**	8.9%
Common Stock	Donald Smith & Co., Inc.	6,729,420		5.73%
02/11/05	152 W. 57th St. New York, NY 10019

*	Marsh & McLennan Companies, Inc., owns no shares of SPR directly but is the parent corporation of subsidiaries that do own shares. These subsidiaries include Putnam, LLC, dba Putnam Investments, which owns two registered investment advisers: (1) Putnam Investment Management, LLC, which is the investment adviser to the Putnam family of mutual funds, and (2) Putnam Advisory Company, LLC, which is the investment adviser to Putnam’s institutional clients. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund’s trustees have voting power over the shares held by each fund, and The Putnam Advisory company, LLC, has shared voting power over the shares held by the institutional clients.

**	The shares beneficially owned include: (a) 3,539,494 shares of common stock representing the amount into which $16,150,000 par value of 7.25% 2/14/2010 notes is convertible until February 14, 2010, and (b) 2,042,403 shares of common stock representing the amount into which $33,945,000 par value of 9% notes and purchase contracts (“PIES”) is convertible if the

PIES were settled prior to November 15, 2005, maturity date. If the PIES are held until the maturity date, then on such date the PIES would automatically convert to a number of shares of common stock based upon the average trading prices for a share of common stock.

      The table below sets forth the shares of Sierra Pacific Resources Common Stock beneficially owned by each director, nominee for director, the Chief Executive Officer, and the four other most highly compensated executive officers. No director, nominee for director or executive officer owns, nor do the directors and executive officers as a group own, in excess of one percent of the outstanding and issued Common Stock of SPR. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares shown.

	Common Shares
	Beneficially
	Owned as of	Percent of Total Common Shares
Name of Director or Nominee	March 2, 2005	Outstanding as of March 2, 2005

Mary L. Coleman	160,987
Krestine M. Corbin	36,566
Theodore J. Day	50,615	No director or nominee
James R. Donnelley	53,442	for director owns in excess
Jerry E. Herbst	25,814	of one percent.
Walter M. Higgins	764,559
John F. O’Reilly	30,434
Philip G. Satre	0
Clyde T. Turner	7,926

	1,130,343

	Common Shares
	Beneficially
	Owned as of	Percent of Total Common Shares
Executive Officers	March 2, 2004	Outstanding as of March 2, 2004

Walter M. Higgins	764,559
Donald L. Shalmy	34,488	No executive officer owns
Michael W. Yackira	38,818	in excess of one percent
Jeffrey L. Ceccarelli	101,306
Roberto R. Denis	34,896

	974,067

All directors and executive officers as a group (25 persons)(a)(b)(c)	1,580,234

(a)	Includes shares acquired through participation in the Employee Stock Purchase Plan and/or the 401(k) plan.

(b)	The number of shares beneficially owned includes: shares the Executive Officers currently have the right or opportunity to acquire under the Executive Long-Term Incentive Plan. Shares beneficially owned by Messrs. Higgins, Shalmy, Yackira, Ceccarelli, Denis, and directors and executive officers as a group are 634,030, 25,000, 30,000, 83,150, 25,000, shares, and 970,938 shares, respectively.

(c)	Included in the shares beneficially owned by the Directors are 63,268 shares of “phantom stock” representing the actuarial value of the Director’s vested benefits in the terminated Retirement Plan for Outside Directors. The “phantom stock” is held in an account to be paid at the time of the Director’s departure from the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Rule 16(a) of the Exchange Act requires that Directors, officers, and any holders of more than 10% of the Company’s common stock file reports with the SEC disclosing ownership of the Company’s stock and changes in beneficial ownership. All reports required to be filed pursuant to Rule 16 were filed in a timely fashion, except as disclosed below.
      The Company transmitted a form for James R. Donnelley to a filing service for transmission to the SEC on June 10, 2004, and the Company believed that the form was received by the SEC. The form was also posted on the Company’s website at that time. The Company recently became aware that the form had not been received by the SEC and promptly resubmitted the form.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN*
      The line graph below compares the yearly percentage change in the cumulative total Stockholder return on the Company’s Common Stock against the cumulative total return of the Standard & Poor’s (S&P) Composite-500 Index (a broad market index) and the Dow Jones Utilities Index (a published industry index) for a five-year period commencing December 31, 1999, and ending December 31, 2004. The points shown on the table are as of year-ends only and do not show fluctuations during any year.

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

SIERRA PACIFIC RESOURCES	100.00	98.58	96.36	42.16	47.61	68.11

STANDARD & POOR’S 500	100.00	90.89	80.09	62.39	80.29	89.02

DOW JONES UTILITIES	100.00	150.76	111.16	85.16	110.20	143.52

*	$100 invested on 12/31/99 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee, described in the section “Board and Committee Meetings,” has adopted and maintains a written charter, which was approved by the full Board of Directors. The Committee reviews and reassesses the adequacy of its charter on an annual basis. The charter was reviewed at the first quarter 2005 Committee meeting and no changes or amendments were made. The charter is available for review on the Company’s web site www.sierrapacificresources.com. In addition, the Board has adopted a written code of ethics applicable to all the Company’s officers and employees, including the Company’s Chief Executive Officer and Chief Financial Officer. In accordance with its written charter, the Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditors and assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and oversees the efficacy of its internal and external controls. The Committee Chair, as representative of the Committee, discusses the interim financial information contained in each quarterly earnings announcement with the CFO, Controller, and independent auditors prior to public release, and the entire Committee reviews and discusses the Annual Report on Form 10-K before recommending its adoption by the Company and full Board and filing by the Company with the Securities and Exchange Commission.
      In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended and supplemented, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, including whether the provision of non-audit services by the auditors is compatible with maintaining auditor independence, and satisfied itself as to the auditors’ independence. A statement of audit fees and all other fees charged by the auditors is set forth immediately following this report.
      The Committee also discusses with management, the internal auditors, and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviews with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.
      The Committee discusses and reviews with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Codification of Statements on Auditing Standards.” The Committee also discusses and reviews the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of its independent auditors regarding the reasonableness of those estimates; and, with and without management present, discusses and reviews the results of the independent auditors’ examination of the financial statements. The Committee also discusses the results of the internal audit examinations.
      The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2004, with management and the independent auditors, which included a discussion of the quality and effect of accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.
      Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form  10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.
      All members of the Audit Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listed Company Manual and SEC Rule 10A-3(b)(1). No

member of the Committee has any relationship with the Company that might interfere with the exercise of independence from management of the Company. Each member is financially literate and knowledgeable and the Chairman is the former Chief Executive Officer of a New York Stock Exchange company, a CPA and former partner in a professional accounting firm, has considerable knowledge of financial accounting, reporting, and management, and is an accounting and related financial management expert as defined by the New York Stock Exchange standards.

Respectfully submitted,

THE AUDIT COMMITTEE

Clyde T. Turner, Chair
Krestine M. Corbin
James R. Donnelley
John F. O’Reilly
Audit Fees
      The following table summarizes the aggregate fees billed to SPR, NPC, and SPPC by our auditors, Deloitte & Touche, LLP (“Deloitte”), for 2003 and 2004.

	NPC		SPPC		SPR Consolidated

	2004	2003	2004	2003	2004	2003

Audit(a)	$1,427,207	$436,320	$1,218,462	$337,010	$3,015,595	$1,087,549
Audit-Related(b)	171,263	—	171,263	13,140	360,554	150,828
Tax(c)	—	68,157	—	2,434	—	71,916
Other(d)	224,128	1,888	21,348	—	247,723	5,181
Total	$1,822,598	$506,365	$1,411,073	$352,584	$3,623,872	$1,315,474

(a)	Fees for audit services billed in 2004 and 2003 consisted of:

•	audits of the Companies’ financial statements, including internal controls over financial reporting for SPR;

•	reviews of the Companies’ quarterly financial statements; and

•	comfort letters, statutory and regulatory audits, consents and other services related to SEC matters.

(b)	Fees for audit-related services billed in 2004 and 2003 consisted of Sarbanes-Oxley Act, Section 404 advisory services, and agreed-upon procedures.

(c)	Fees for tax services billed in 2003 consisted of tax compliance and tax planning and advice.

(d)	Fees for all other services billed in 2004 consisted of permitted non-audit services, such as forensic accounting assistance and software licensing fees.
      In considering the nature of the services provided by the independent auditors, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission (the “SEC”) to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
Pre-Approval Policy
      The services performed by Deloitte, in 2004 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its March 3, 2004, meeting, as amended at the May 3 and October 29, 2004, meetings. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that Deloitte may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by Deloitte in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.
      Services to be provided by Deloitte for 2004 that are included in the Service List were pre-approved following the policies and procedures of the Audit Committee.
      Any requests for audit, audit related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. Under the policy, the Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.
      In addition, although not required by the rules and regulations of the SEC, the Audit Committee (generally) requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.
      On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.
      The policy contains a de minimis provision that operates to provide retroactive approval for small immaterial and permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.	The service is not an audit, review or other attest service;

2.	The aggregate amount of all such services provided under this provision does not exceed the lesser of $50,000 or five percent of total fees paid to the independent auditor in a given fiscal year;

3.	Such services were not recognized at the time of the engagement to be non-audit services;

4.	Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

5.	The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.
      During 2004, fees for all audit, audit-related services, tax services, and all other fees were pre-approved by the Audit Committee or Chairman of the Audit Committee.
REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
      For 2004 Sierra Pacific Resources had in place an executive compensation plan (the “Plan”) designed to tie executive pay to the Company’s overall performance as well as to the executive’s individual achievements. Part of this Plan is embodied in the 2004 Executive Long-Term Incentive Plan (the “LTIP”), which was originally approved by shareholders in 1994 and reapproved or extended by shareholders in 1999 and again in 2004.

      The overall purpose and objective of the Plan is:

•	To encourage executive involvement in creating long-term Shareholder value by emphasizing the executive’s ownership of Company Stock.

•	To tie cash awards to specific goals set for the Company, the executive’s business unit, and the individual.

•	To make improved customer satisfaction, as measured by outside surveys, a specific element of the performance program.

•	To tie compensation to both annual and long-term strategic plans.

•	To be able to attract and retain executives of the high caliber vital to long-term Company success.

•	To relate base pay to industry standards but to require superior performance in order to receive payouts above those standards.
      The Plan sets base salaries for executives at median levels for comparably sized companies in the utility industry and, for some positions, median levels of compensation for general industry. The Plan provides for additional “at risk” compensation, which is awarded on the condition that goals designed to increase Shareholder value are satisfied or exceeded. The at-risk portion is based on competitive data for comparable positions which is assembled and evaluated by independent compensation consultants for companies with annual revenues of $1-3 billion. The expectation is that total cash compensation will exceed the competitive market for utility companies in good performance years and fall below competitive market if performance targets have not been met. During 2004, stock grants to executive officers other than Mr. Higgins were made under the LTIP, which vest on December 31, 2006 and were dependent upon the achievement of 2004 performance targets related to operational performance, financial performance, customer satisfaction results as compiled by an independent third party, and outstanding rate case resolution. As discussed more fully below, in 2003 Mr. Higgins was granted an opportunity to earn 600,000 performance-based phantom shares, since converted to performance shares under the LTIP, and which, depending on the achievement of targets, will vest over a six-year period that commenced September 26, 2003. As noted below and as reflected in the Summary Compensation Table, Mr. Higgins earned and was awarded 148,600 of those shares in 2004. Short-term incentive program targets established for all executive officers at the beginning of the year for 2004 were achieved and awards were made as reflected in the table. These short-term targets were principally based on achieving certain customer satisfaction goals as objectively measured and determined by an independent agency, achieving good financial results, and attaining superior operational performance as measured by specific targets.
      For the past several years, including 2004, the Board of Directors commissioned the independent national compensation consulting firm, Towers Perrin, to review the Company’s executive compensation strategy and levels of compensation. As set forth above, the Committee reviews market studies with Towers Perrin every year and adjusts base salaries from time to time to maintain all executive salaries at median levels for similarly situated companies. In accordance with this policy, various executives received salary increases commensurate with these industry standards for calendar year 2005.
Chief Executive Officer Compensation
      Mr. Higgins did not receive any long-term incentive grants under the Company’s LTIP for 2004 but did earn an annual incentive award on the same basis as the executive group as a whole. Pursuant to the terms of his employment agreement discussed below, in 2003 Mr. Higgins received a grant of an opportunity to earn 600,000 performance-based phantom shares which, depending on the achievement of certain targets, vests over a six-year period beginning September 26, 2003.

These targets are based on metrics which include, but are not limited to, ensuring sufficient liquidity at all levels to maintain and facilitate operations, achieving a successful refinancing of all parent and subsidiary maturities, achieving good results in rate cases, making progress toward satisfactory resolution of ongoing disputes and litigation with various suppliers of energy during the energy crisis of 2000-2002, developing a comprehensive legislative strategy, improving customer satisfaction, securing two new qualified directors for the Board under guidance from the Board, implementing a proposed reorganization plan, and beginning construction or acquisition of new power generation stations. Pursuant to his employment agreement, the phantom shares were converted to performance shares upon the approval of the LTIP by shareholders in May 2004. Goal-setting and detailed review of performance achievement for these shares is performed by the Compensation Committee of the Board using an outside consulting entity for analysis, evaluation, process, and payment review. During 2004, Mr. Higgins earned and was vested in 148,600 shares under this grant, at a value of $1,324,302. This award was based on Board and independent consultant confirmation that Mr. Higgins either achieved or made substantial progress in achieving these goals.
Employment Agreements
Walter M. Higgins
      On September 26, 2003, SPR, NPC, and SPPC entered into an employment agreement with Mr. Higgins which superseded and replaced his existing employment agreement, which was entered into when Mr. Higgins agreed to leave his former employment as Chairman and CEO of AGL Resources, and accept a similar position with the Company. The agreement expires September 25, 2006 (the “expiration”) unless the parties mutually agree to extend it. The agreement provides that Mr. Higgins will remain in his current position as CEO and Chairman of the Board of the Companies for the full term of the contract, and will devote full-time best efforts to his office and to the business of the Company. The contract provides that during the term Mr. Higgins will receive a base salary commensurate with his position as determined by the Board, but generally in an amount not less than $630,000 per annum, and shall be eligible to receive annual cash incentive awards of not less than 75% of base salary based on the extent to which he and the Company achieve criteria and performance targets established by the Board at the commencement of each annual performance period. As a special incentive to remain with the Company for the entire duration of his contract, the agreement provides that he shall receive a cash payment of $333,333 on September 26, 2003, and on the second and third anniversaries of such date. Mr. Higgins will also be entitled to benefits provided by all Company health, welfare, and pension plans and vacation, and remains eligible for long-term incentive awards based on and in accordance with the terms and conditions of the plans and generally on the same basis as such plans are made available to all other senior officers of the Company, except that with respect to the SERP, Mr. Higgins shall be entitled to one year of credit for each year of service for previous employment with AGL Resources and Louisville Gas & Electric. The agreement also provides that Mr. Higgins shall be reimbursed for travel and other business expenses plus reasonable car allowance and tax preparation fees and the Company agreed to maintain his existing life insurance policy at its existing $2,000,000 level, plus an additional $1,000,000 should Mr. Higgins die while on Company business.
      As a special incentive, Mr. Higgins was awarded an opportunity to earn 600,000 performance-based phantom shares of stock, which were converted into performance-based stock in 2004 after shareholders renewed the Company’s long-term incentive plan. Vesting is subject to performance-based criteria over a six-year period, commencing September 26, 2003. As of December 31, 2004, 148,600 of these shares had vested. The shares vest based on achievement of specified performance targets or criteria. One-half of any remaining unvested shares shall vest on expiration of the agreement (unless renewed) if the Board determines that the targets and criteria for vesting either were or could reasonably be achieved within the remaining time of the six-year vesting period.
      In the event Mr. Higgins’ employment is involuntarily terminated without cause or he terminates employment for good reason (as defined in the agreement) during the employment term, he shall be entitled to receive all unpaid base salary and any fully vested but unpaid benefits, one-year’s base salary, and an annual incentive award based on target performance (i.e., 75% of annual base salary), and a pro-rata share (based on the length of time employed during the term of the applicable period) of any unvested phantom shares and/or other incentive-based form of compensation he was eligible to receive at the time of termination had his employment continued; provided, that no payment will be made, in respect of the 600,000 performance-based phantom shares, unless the Board determines at that time that the targets established could be reasonably achieved by the end of the term. After termination, he and his eligible dependents would also receive 36 months of health, dental, and life benefits. In the event of termination without cause following a change in control of the Company as further defined in the agreement, Mr. Higgins would not receive the benefits on termination without cause as defined above. In the event of a termination, within 24 months following a change in control of SPR either (a) by SPR for reasons other than cause (as defined in the agreement), death or disability, or (b) by Mr. Higgins for good reason (as defined in the agreement), he will receive (i) a lump sum payment equal to three times the sum of his base salary and target incentive, (ii) a lump-sum payment equal to the present value of the benefits he would have received had he continued to participate in SPR’s retirement plans for an additional three years, and (iii) continuation of life, disability, accident and health insurance benefits for a period of 36 months immediately following termination of employment.
      If Mr. Higgins becomes subject to the 20% excise tax on “excess parachute payments,” SPR will provide Mr. Higgins with a tax gross-up so that the net amount he receives after paying the excise tax and any additional taxes on the gross-up will equal the amount he would have received if he had not been subject to the excise tax. However, if up to a 10% reduction in the benefits otherwise payable to Mr. Higgins would result in Mr. Higgins not being subject to the excise tax, then Mr. Higgins’ benefits will be so reduced, the excise tax won’t apply and no additional payment will be made to Mr. Higgins in respect of the excise tax.

Respectfully submitted,

THE COMPENSATION COMMITTEE

James R. Donnelley, Chair
Mary Lee Coleman
Theodore J. Day
Jerry E. Herbst
COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
      During 2004, Ms. Coleman, and Messrs. Donnelley, Day, and Herbst served as members of the Compensation Committee. None of them were at any time during 2004, or before then, an officer or employee of SPR or its subsidiaries. None of them had any relationships with SPR or its subsidiaries during 2004 that was required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.
      None of the executive officers of SPR or any of its subsidiaries served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on the Board of Directors of SPR or any of its subsidiaries or the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Management

Severance and Change in Control Agreements
      On January 1, 2005, SPR entered into change in control severance agreements with certain members of its executive staff, including Jeffrey L. Ceccarelli, Michael W. Yackira, Ernest E. East, Stephen R. Wood, Roberto R. Denis, Mary O. Simmons, John Brown, and Donald L. Shalmy. These agreements expire on December 31, 2007, and provide that, upon termination of the executive’s employment during the term of the Agreement (subject to an extension in the event a Potential Change in Control, as defined in the agreement, occurs during the term) following a change in control of SPR (as defined in the agreement) either (a) by SPR for reasons other than cause (as defined in the agreements), death or disability, or (b) by the executive for good reason (as defined in the agreement), including a diminution of responsibilities, compensation, or benefits (unless, with respect to reduction in salary or benefits, such reduction is applicable to all senior executives of SPR), the executive will receive certain payments and benefits. These severance payments and benefits include (i) a lump sum payment equal to two or, with respect to certain senior officers, three times the sum of the executive’s base salary and target incentive, (ii) a lump sum payment equal to the present value of the benefits the executive would have received had he continued to participate in SPR’s retirement plans for an additional two or three years (or, in the case of SPR’s Supplemental Executive Retirement Plan only, the greater of three years or the period from the date of termination until the executive’s early retirement date, as defined in such plan), and (iii) continuation of life, disability, accident and health insurance benefits for a period of 24 or 36 months immediately following termination of employment The agreements also provide that if any compensation paid, or benefit provided, to the executive, whether or not pursuant to the change in control agreements, would be subject to the federal excise tax on “excess parachute payments,” payments and benefits provided pursuant to the agreement will be cut back to the largest amount that would not be subject to such excise tax, if such cutback results in a higher after-tax payment to the executive. The Board of Directors entered into these agreements in order to attract and retain management and to encourage and reinforce continued attention to the executives’ assigned duties without distraction under circumstances arising from the possibility of a change in control of SPR. In entering into these agreements, the Board was advised by Towers Perrin, the national compensation and benefits consulting firm described above, to insure that the agreements entered into were in line with existing industry standards, and provided benefits to management consistent with those standards.

Employment Agreement
      On September 26, 2003, SPR, NPC, and SPPC entered into an employment agreement with Mr. Higgins. For a description of the employment agreement see “Report of the Compensation Committee on Executive Compensation” above.
INDEPENDENT PUBLIC ACCOUNTANTS
      Deloitte & Touche LLP, the Company’s independent public accountants, has been selected to conduct an audit and to report on the Company’s financial statements for the years 2004 and 2005.
      The Company’s financial statements, and the financial statements of subsidiary companies, for the year ended December 31, 2004, were audited by Deloitte & Touche LLP. A representative of Deloitte & Touche will be present at the Annual Meeting to answer questions from Stockholders and will have an opportunity to make a statement if desired. The auditors fees for year 2004 and the Audit Committee’s review of auditor independence are set forth in the Report of the Audit Committee above.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
      Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that if a household participates in the householding program, it will receive an envelope containing one set of proxy materials and a separate proxy card for each Shareholder account in the household. Please vote all proxy cards enclosed in the package. The Company will promptly deliver a separate copy of either document to you if you contact the Company at the following address or telephone number: PO Box 30150, Reno, NV 89520-3150; 800/662-7575. If you want to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.
      Participation in householding will not impact or apply to any of your other Shareholder mailings, such as dividend checks, Forms 1099, or account statements. Householding saves the Company money by reducing printing and postage costs, and it is environmentally friendly. It also creates less paper for participating Shareholders to manage. If you are a beneficial holder, you can request information about householding from your broker, bank, or other nominee.
DISCRETIONARY AUTHORITY
      The Company has no knowledge of any matters to be presented for action by the Stockholders at the meeting other than as set forth herein. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.
STOCKHOLDERS PROPOSALS
      If you are interested in submitting a proposal for inclusion in the proxy statement for the annual meeting to be held in 2006, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. We must receive your stockholder proposal intended to be presented at the 2006 Annual Meeting of Stockholders on or before December 1, 2005, to be included in the proxy statement relating to that meeting, and on or before February 14, 2006, for matters to be considered timely such that pursuant to Rule 14a-4 under the Exchange Act, the Company may not exercise its discretionary authority to vote on such matters at that meeting. Any such proposals should be sent to Ernest E. East, Secretary, Sierra Pacific Resources, P.O. Box 30150, Reno, Nevada 89520-3150.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
      The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Governance Committee will, with the assistance of our internal legal counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.
      Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

      Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to: Ernest E. East, Secretary, Sierra Pacific Resources, P.O. Box 30150, Reno, Nevada 89520-3150.
ANNUAL REPORT
      To exercise prudent judgment, Stockholders are invited to examine the financial statements contained in the Company’s Annual Report for the fiscal year ended December 31, 2004, which is being mailed to Stockholders with the mailing of these proxy materials. The Annual Report does not constitute any part of this proxy statement.
      To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation,” “Performance Graph,” and “Report of the Audit Committee” shall not be deemed to be “soliciting materials” or to be so incorporated, unless specifically otherwise provided in any such filing.

SIERRA PACIFIC RESOURCES	This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Walter M. Higgins and James R. Donnelley, or either of them, each with full power of substitution, proxies to vote all shares of Common Stock of Sierra Pacific Resources that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held May 2, 2005, and at any and all adjournments thereof:

1.	TO ELECT THE MEMBERS OF THE BOARD OF DIRECTORS.
	For nominees listed below (except as written to the contrary below)	☐	Withhold authority to vote for all nominees	☐

	Joseph B. Anderson, Jr.	Krestine M. Corbin	Philip G. Satre	Clyde T. Turner

To withhold authority to vote for any individual Nominee, write that Nominee’s name in the space provided here:

2.	TO CONSIDER WHETHER TO ADOPT A SHAREHOLDER PROPOSAL REQUESTING DIRECTORS TO REDEEM ANY ACTIVE POISON PILL, UNLESS SUCH POISON PILL IS APPROVED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES PRESENT AND VOTING AS A SEPARATE BALLOT ITEM, TO BE HELD AS SOON AS MAY BE PRACTICABLE.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSAL NO. 1
AND AGAINST PROPOSAL NO. 2

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES IN ITEM 1, AND “AGAINST” THE SHAREHOLDER PROPOSAL IN ITEM 2.

Please sign below exactly as your name appears on this card, including the title “Executor,” “Trustee,” etc., if the same is indicated. When stock is held by a corporation, this proxy should be executed by an authorized officer thereof.

Signature

Dated: , 2005

Please mark, sign, date, and return the Proxy using the enclosed envelope.	Signature if held jointly